UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 21, 2025
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QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On August 21, 2025, QT Imaging Holdings, Inc. (the “Company”) entered into a Distribution Agreement (the “Distribution Agreement”) with Gulf Medical Co., a corporation organized and existing under the laws of Saudi Arabia (“GMC”). Under the terms of the Distribution Agreement, the Company shall authorize and grant to GMC the exclusive right to market, advertise and sell the QT Breast Acoustic CT Scanners (the “Scanners”) and the QTI Cloud Platform SaaS subscriptions (together with the Scanners, the “Approved Products”) in Saudi Arabia (the “Territory”).
The term of the Distribution Agreement commenced on August 21, 2025, and shall remain in force until August 21, 2028 (the “Initial Term”). If GMC has met the Minimum Purchase Requirements (as defined below) during the Initial Term, the Distribution Agreement shall automatically be extended for an additional one-year term. GMC agrees to meet or exceed the purchase requirements and/or revenue goals for the Approved Products set forth in the Distribution Agreement (the “Minimum Purchase Requirements”) during the Initial Term. In the event GMC fails to meet these Minimum Purchase Requirements in any year during the Initial Term, the Company may, at its sole option, (a) terminate GMC’s exclusive distributorship rights for the sale and promotion of the Approved Products granted under this Agreement and appoint other distributors for the Approved Products in the Territory, or (b) terminate the Distribution Agreement. Should the Company elect to so terminate GMC’s exclusive distributorship in the Territory, the Company may continue to sell the Approved Products to GMC for GMC to distribute on a non-exclusive basis in the Territory in accordance with the terms and conditions of the Distribution Agreement, and GMC’s ongoing obligations with regard to its Minimum Purchase Requirements for the Approved Products shall terminate. Should the Company be unable to furnish GMC with sufficient quantities of the Approved Products, as may be requested by GMC in its Release Orders (as defined below) submitted to the Company in accordance with the terms of the Distribution Agreement, then GMC’s Minimum Purchase Requirement shall be reduced by the quantity of Approved Products that the Company is unable to deliver as requested.
GMC shall secure all required governmental approvals, permits, licenses, customs clearances, and authorizations required for shipment to and use of the Scanners in the Territory. The Company shall provide training and professional services to GMC during the term of the Distribution Agreement and shall retain all intellectual property rights.
At any time during the term of the Distribution Agreement, GMC may submit to the Company a blanket purchase order (the “Blanket Purchase Order”) with any client’s requirements for the Approved Products for review and written acceptance by the Company. Thereafter, over the course of the client’s project GMC may submit to the Company one or more release orders for Approved Products to meet the client’s requirements under the applicable Blanket Purchase Order (each, a “Release Order”). If the Company reasonably anticipates being able to meet such requirements, such order shall be deemed approved so long as it conforms to the terms of the Distribution Agreement. Any terms and conditions in an order that are inconsistent with or in addition to the terms and conditions of the Distribution Agreement shall be rejected and considered null and of no effect, unless expressly agreed to by the Company in writing. Upon receipt and acceptance of each order, the Company will provide the minimum number of days to ship the Scanners and then deliver the Scanners to the destinations designated in such orders. GMC will bear all risks of loss or damage to the Scanners upon delivery to the designated destinations.
The Company will deliver the Approved Products to GMC’s destination(s) designated in the applicable Release Order. The Company may make partial shipments, to be separately invoiced and paid for when due and GMC may not reject partial shipments. Any delay in delivery of any installment of Approved Products will not relieve GMC of its obligation to accept the remaining deliveries. GMC will be solely responsible for all shipping, packaging, duties, fees, brokerage, insurance and customs clearance and export documentation, as applicable, and for payment of all costs and charges related thereto, except that the Company will arrange the initial packaging and shipping.
All quotations, estimates, invoices and payments for Approved Products that GMC purchases from the Company shall be in United States Dollars. Except as GMC and the Company may otherwise mutually agree in writing, provided that GMC maintains a credit limit with the Company’s credit insurance provider that has been approved in writing by the Company, GMC shall pay the Company fifty percent (50%) of the total price of the Release Order upon order placement and fifty percent (50%) within 45 days from the date of shipping of the Approved Products to GMC’s designated location(s), or in any of the agreed upon payment terms. For certain orders as agreed upon by the Parties, GMC shall deliver an irrevocable letter of credit to the Company to secure payment, with such irrevocable letter of credit for any particular order to be based upon the size of the order. GMC will pay all sales, use and other taxes due on sales of Approved Products in KSA. GMC is not responsible for any taxes outside KSA.
The Company has provided for a limited warranty of at least one year, and up to five years, depending on the purchase price paid by a client of GMC for an Approved Product.

The Distribution Agreement can be terminated only with the approval of both parties and, upon termination, GMC shall be permitted to sell any Scanners that it holds in accordance with the Distribution Agreement.
The foregoing description is qualified in its entirety by reference to the Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01    Other Events
On August 25, 2025, the Company issued a press release announcing the Distribution Agreement, entitled “QT Imaging Inks Exclusive Distribution Agreement with Gulf Medical for Saudi Arabia”. A copy of the press release is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Item

10.1*	Distribution Agreement, dated as of August 21, 2025, by and between QT Imaging Holdings, Inc. and Gulf Medical Co.

99.1	Press release, dated August 25, 2025, entitled “QT Imaging Inks Exclusive Distribution Agreement with Gulf Medical for Saudi Arabia”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because such portions are not material and are the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit, or any section thereof, to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 25, 2025
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer